ESCROW AGREEMENT

THIS AGREEMENT made as of the 7th day of July, 2008.

AMONG:

MABCURE INC., a corporation organized under the laws of Nevada, having an address at 3702 South Virginia Street, Suite G12 – 401, Reno, Nevada 89502, USA

(the "Company")

AND:

DR. AMNON GONENNE, a businessman having an address at c/o Unit 6 – The Court Yard, Gaulby Lane, Stoughton, Leicester LE2 2FL, UK

(the "Executive")

AND:

CLARK WILSON LLP, barristers and solicitors, with an office at 800 – 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, Canada

(the "Escrow Agent")

WHEREAS:

A.

The Company and the Executive are parties to an agreement for the purchase and sale of intellectual property and the issuance of shares dated January 10, 2008 (the "Purchase Agreement") pursuant to which the Executive has been issued 6,409,600 shares in the common stock of the Company (the "Subject Shares");

B.

Pursuant to Section 8 of the Purchase Agreement, the parties hereto have agreed that the Company shall deliver a share certificate representing all of the Subject Shares to the Escrow Agent, which shall be held in escrow and released in accordance with the provisions set forth herein; and

C.

The Escrow Agent has agreed to accept, hold and release the Subject Shares deposited with it pursuant to the Purchase Agreement, and the distributions of securities of the Company in respect thereof, in accordance with the provisions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.                     INTERPRETATION

1.1                   Definitions. Terms used as defined terms and not otherwise defined herein shall have the meanings ascribed thereto in Purchase Agreement. The following terms shall have the following meanings when used herein:

(a)	"cause" shall have the meaning ascribed thereto in the Employment Agreement;

(b)	"Certificates" means, collectively, the Share Certificate and the certificates representing the Dividend Securities;

(c)

"change of control of the Company" means as the amalgamation, arrangement, merger, consolidation or other combination of the Company with another entity pursuant to which the shareholders of the Company immediately before such amalgamation, agreement, merger, consolidation or other combination do not own securities of the successor or continuing entity which would entitle them to cast more than 50% of the votes attaching to all common shares in the capital of the successor or continuing entity immediately thereafter;

(d)	"Closing" means the closing of the purchase and sale contemplated by the Purchase Agreement;

(e)	"Disability" shall have the meaning ascribed thereto in the Employment Agreement;

(f)	"Dividend Securities" shall have the meaning ascribed thereto in Section 3.1 hereof;

(g)	"Employment Agreement" means the employment agreement of even date entered in to between the Company and the Executive;

(h)	"Employment Term" means the period of 18 months commencing on the date of the Closing;

(i)	"Escrow Fund" means the Subject Shares deposited with and held by the Escrow Agent hereunder and includes the Dividend Securities;

(j)	"Escrow Period" means the period of two years commencing on the date of the Closing;

(k)	"Executive Services" means the services to be provided by the Executive pursuant to the Employment Agreement;

(l)	"Share Certificate" means a certificate representing the Subject Shares issued to and registered in the name of the Executive pursuant to the Purchase Agreement; and

(m)	"Vesting Shares" shall have the meaning ascribed thereto in Section 4.1 hereof.

1.2                   General. In this Agreement:

(a)	the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;

(b)	all references to any party, whether a party to this Agreement or not, shall be read with such changes in number and gender as the context or reference requires;

(c)	when the context hereof makes it possible, the word "person" includes in its meaning any firm and any body corporate or politic; and

(d)

notwithstanding any other provision of the Purchase Agreement, if a conflict or inconsistency exists between a provision of this Agreement and a provision of the Purchase Agreement, the provisions of this Agreement shall prevail.

2.                     DEPOSIT INTO ESCROW

2.1                   At the Closing, the Company shall deliver the Share Certificate to the Escrow Agent to be held in escrow by the Escrow Agent in accordance with the terms and subject to the conditions set forth herein.

2.2                   At the Closing, the Executive shall deliver to the Escrow Agent a duly executed power of attorney to transfer the Subject Shares (and the Dividend Securities) in the form attached hereto as Schedule "A", in respect of the Subject Shares represented by the Share Certificate, which power of attorney, if still in the possession of the Escrow Agent, shall be returned by the Escrow Agent to the Executive upon the final release by the Escrow Agent to the Vendor of the Subject Shares from escrow. Without limiting the generality of the foregoing, the Executive hereby appoints the Escrow Agent, without any further act of the Executive, as the agent and attorney-in-fact for and on behalf of the Executive in respect of the Subject Shares represented by the Share Certificate.

3.                     ESCROW PROVISIONS

3.1                   Holding of Escrow Fund. The Escrow Agent shall hold the Share Certificate and certificates representing any shares or other securities of the Company issued or distributed by the Company in respect of the Subject Shares during the Escrow Period (the "Dividend Securities") for the Escrow Period, subject to the provisions hereof.

3.2                   Completion of the Escrow Period. Subject to the provisions of Section 4 hereof, upon the expiration of the Escrow Period, the Escrow Agent shall deliver, without further notice to or directions from the Company, to the Executive the Certificates representing the Vesting Shares that have vested pursuant to the provisions of Section 4.1 hereof (and the

Dividend Securities in respect thereof) remaining in the Escrow Fund. Notwithstanding the forgoing, if written notice of protest is made by the Company or the Executive to any action contemplated by the Escrow Agent under this Agreement, and such notice sets out reasons for such protest, the Escrow Agent may at its sole discretion continue to hold any or all of the Subject Shares (and Dividend Securities) until the right to the Subject Shares (and Dividend Securities) is conclusively determined by a court of competent jurisdiction or otherwise.

3.3                   Authorization. The Escrow Agent is hereby authorized by each of the Company and the Executive to make the releases and deliveries required by Section 3.2 hereof.

3.4                   Proxy Materials. Notwithstanding any provision of the Purchase Agreement, the parties hereto agree that the Escrow Agent shall not be obliged to deliver copies of any proxy solicitation materials received by it to the Executive; and the Company agrees that, during the Escrow Period, it shall attend to the delivery of any proxy solicitation materials to the Executive.

3.5                   Voting Rights. While the Subject Shares are held in escrow, the Executive may exercise the voting rights attached thereto and shall be entitled to participate in distributions of dividends and securities of the Company made in respect of such Subject Shares; provided, however, that all distributions of shares or securities of the Company shall be held in escrow by the Escrow Agent pursuant to the provisions hereof.

4.                     VESTING OF THE SUBJECT SHARES

4.1                   The Executive agrees and acknowledges that his entitlement and title to 75% of the Subject Shares (i.e. 4,807,200 shares, as adjusted to include any Dividend Securities distributed in respect thereof; the "Vesting Shares") shall be earned in three 6-month intervals (each an "Interval") from the Closing (i.e. 1,602,400 shares, as adjusted to include any Dividend Securities distributed in respect thereof at the end of each Interval) and the Executive shall only be entitled to the aggregate amount of the Vesting Shares if he continues to be retained by the Company to provide the Executive Services for the continuous period of the Employment Term. For further certainty, and without limiting the generality of the foregoing, if the Employment Agreement is terminated before the end of the Employment Term, then the number of Vesting Shares that the Executive shall be entitled to, shall be a pro rata amount, calculated as a percentage of the completed amount of the Employment Term from the Closing to the end of the most recently completed Interval. Notwithstanding any other provision hereof, the Executive hereby acknowledges and agrees that, in the event that any of the Vesting Shares shall not be vested to the Executive pursuant to the terms hereof, the Escrow Agent is hereby authorized and directed to deliver such shares to the Company for cancellation and return to treasury.

4.2                   Notwithstanding the foregoing, if, prior to the expiration of the Employment Term: (a) the Company terminates the services of the Executive without "cause"; or (b) in the event of a change of control of the Company, then all the Vesting Shares not yet vested shall vest immediately. Furthermore, and notwithstanding the foregoing, if, prior to the expiration of the Employment Term, the Executive is unable to provide the Executive Services, by reason of his death or Disability, then the number of Vesting Shares that would have vested at the next proceeding Interval shall vest immediately.

5.                     ESCROW AGENT

5.1                   The Company and the Executive shall, jointly and severally, from time to time, and at all times hereafter, well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent and its successors and assigns from and against all loss, costs, charges, suits, demands, claims, damages and expenses (collectively, the "Claims") which the Escrow Agent and its successors and assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent's compliance in good faith with the terms hereof; provided, however, that no indemnity need be paid if such Claims were directly caused by the Escrow Agent’s gross negligence or wilful misconduct as determined by a court of law.

5.2                   If case proceedings should hereafter be taken in any court respecting the Subject Shares (or the Dividend Securities), the Escrow Agent shall not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Section 5.1 hereof against its costs of such proceedings.

5.3                   The Escrow Agent shall not be bound in any way or by any contract or agreement, verbal, written or otherwise, between the other parties hereto whether or not it has notice thereof or of its terms and conditions and the only duty, liability and responsibility of the Escrow Agent to the other parties hereto with respect to the subject matter hereof shall be to hold the Subject Shares (and the Dividend Securities) as set forth herein and to deliver the same to such persons and other such conditions as are set forth herein or directed in writing by all the other parties hereto. Without limiting the generality of the foregoing, the Escrow Agent shall have no duty, liability or responsibility to any of the other parties hereto or their successors or assigns in respect of the loss of all or any of the Subject Shares (or the Dividend Securities), except the duty to exercise in the performance of its obligations hereunder such care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Escrow Agent may act on the advice of legal counsel, but shall not be responsible for acting or failing to act on the advice of legal counsel.

5.4                   The Escrow Agent shall not be required to pass upon the sufficiency of any of the Subject Shares (or the Dividend Securities) or the notices delivered to the Escrow Agent hereunder or to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the said documents have authority to so execute, sign or authorize, issue or authenticate the said documents or any of them, or that they are the same persons named therein or otherwise to pass upon any requirement of such instruments that may be essential for their validity, but it shall be sufficient for all purposes under this Agreement insofar as the Escrow Agent is concerned that the said documents are deposited with it as specified herein by the other parties hereto.

5.5                   Notwithstanding any other provision hereof, in the event that any or all of the Subject Shares (or the Dividend Securities) are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it shall not be liable to any of the other parties hereto or to any other person, form or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

5.6                   Except as otherwise provided herein, the Escrow Agent is authorized and directed to disregard in its sole discretion any and all notices and warnings which may be given to it by any of the other parties hereto or by any other person, firm, association or corporation. It shall, however, at its sole discretion, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the other parties hereto or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

5.7                   Notwithstanding any other provision hereof, if the Escrow Agent receives any valid court order contrary to the provisions of this Agreement, the Escrow Agent may continue to hold any or all of the Subject Shares (and the Dividend Securities) until the lawful determination by a court of competent jurisdiction or otherwise of the issue between the other parties hereto.

5.8                   The Escrow Agent may resign as the escrow agent hereunder by giving not less than ten (10) days written notice thereof to the Company and the Executive. The Company and the Executive may terminate the Escrow Agent by giving not less than ten (10) days written notice to the Escrow Agent. The resignation or termination of the Escrow Agent shall be effective, and the Escrow Agent shall cease to be bound by this Agreement, on the date that is ten (10) days after the date of receipt of the termination notice given hereunder or on such other date as the Company, Executive and the Escrow Agent may agree upon. All indemnities granted to the Escrow Agent hereunder shall survive: (a) the termination of this Agreement; or (b) the termination or resignation of the Escrow Agent for whatever reason. In the event of termination or resignation of the Escrow Agent, the Escrow Agent shall, within that ten (10) days notice period, deliver the Subject Shares, the Dividend Securities and any other property in the Escrow Fund to the new the escrow agent to be named by the Company and the Executive.

5.9                   Notwithstanding any other provision hereof, the Escrow Agent may act upon any written instructions given jointly by the Company and the Executive.

5.10                 Notwithstanding any other provision hereof, if any dispute arises between any of the parties hereto with respect to this Agreement or any matters arising in respect thereof, the Escrow Agent may in its sole discretion deliver and interplead the Subject Shares and the Dividend Securities into court and such delivery and interpleading shall be an effective discharge to the Escrow Agent of all of its obligations hereunder.

6.                     FEES

6.1                   The Company shall pay all of the compensation of the Escrow Agent in accordance with the standard billable rates charged by the Escrow Agent, from time to time, and shall reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by the Escrow Agent in the performance of its duties hereunder, including, but not limited to, reasonable fees, expenses and disbursements incurred by its counsel.

7.                     GENERAL

7.1                   Except as otherwise provided herein, no subsequent alteration, amendment, change, or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the parties hereto.

7.2                   This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3                   The parties hereto shall execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

7.4                   This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

7.5                   The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement.

7.6                   Any notice required or permitted to be given under this Agreement shall be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address:

(a)	If to the Company:

3702 South Virginia Street, Suite G12 – 401 Reno, Nevada 89502 USA

Attention: President

Telephone: (775) 338-2598 Facsimile: (775) 201-1499

(b)	If to the Executive:

c/o Unit 6 – The Court Yard, Gaulby Lane Stoughton, Leicester LE2 2FL
UK

Telephone: (604) 805-4653 Facsimile: (604) 731-5856

(c)	If to the Escrow Agent:

Clark Wilson LLP
800 – 885 West Georgia Street Vancouver, British Columbia V6C 3H1 Canada

Attention: Jonathan C. Lotz

Telephone: (604) 687-5700 Facsimile: (604) 687-6314

(or to such other address as any party may specify by notice in writing to another party). Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day shall be deemed conclusively to have been effectively given on the day the notice was delivered, or the electronic communication was successfully transmitted, as the case may be. Any notice sent by prepaid registered mail shall be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice shall not be effectively given until actually delivered.

7.7                   The Company and the Executive acknowledge that the Escrow Agent is legal counsel to the Company and in respect of the purchase and sale contemplated by the Purchase Agreement and acknowledge and agree that the Escrow Agent may, notwithstanding that it also acts as Escrow Agent pursuant to this Agreement, continue to act as legal counsel to the Company during the term of this Agreement and before and after any assignment of the Escrow Agent’s rights and obligations hereunder to a successor escrow agent. The Escrow Agent shall be deemed not to be in a conflict by virtue of the Escrow Agent holding the Escrow Fund or performing its duties hereunder.

7.8                   All costs and expenses of or incidental to the transactions contemplated in this Escrow Agreement are to be assumed and paid by the Company.

7.9                   Time is of the essence of this Agreement.

7.10                 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution shall be effective for all purposes.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first written above.

The Company:

MABCURE INC.

Per: /s/ Yapp Moi Lee

SIGNED, SEALED and DELIVERED by	)
DR. AMNON GONENNE in the presence	)
of:	)
)
)
/s/ Itshak Zivan	)	/s/ Amnon Gonenne
Signature	)	DR. AMNON GONENNE
Itshak Zivan	)
Print Name	)
Yahalom 12, Caesarea, Israel 38889)
Address	)
Businessman	)
Occupation	)

The Escrow Agent:

CLARK WILSON LLP

Per:      /s/ Bernard Pinsky
Name: Bernard Pinsky
Title:   Partner

SCHEDULE "A"

Power of Attorney to Transfer Shares

FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto

____________________________________________________________________________________________
(Name of Transferee)

____________________________________________________________________________________________
(Address of Transferee)

__________________________ shares in the common stock of MABCURE INC., a corporation organized and existing under the State of Nevada (the "Corporation"), standing in his name on the books of the Corporation, which shares are represented by Certificate (s) No (s)  __________________________ and does hereby irrevocably constitute and appoint THE NEVADA AGENCY AND TRUST COMPANY as his attorney in-fact, to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

Dated: ________________________________

(Name of Transferor)

(Signature of Transferor)

Signature of Transferor guaranteed by:

____________________________________________
(Authorized Signature)

(BANK STAMP OR SEAL)

NOTE: The person named on the Stock Certificate(s) must ensure that the signature to this Power of Attorney corresponds with the name as recorded on the certificate(s) in every particular without alteration or enlargement or any change whatever. The signature of the person executing this Power of Attorney must be guaranteed by a Notary Public, Commissioner of Oaths, a Bank, Credit Union or Trust Company or by a Member of the Toronto, Montreal or New York Stock Exchange.